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                                                                   Exhibit 10.20



                             BUSINESS PROPERTY LEASE


This Agreement is made at Fulton County, Ohio, this 1 day of May, 1998, by and between Fulton Development Company, Ltd. Lessor An Ohio LLC and Osborne Manufacturing, Inc. (Lessee). An Ohio Corporation.


In consideration of the promises set fourth herein, and for and on behalf of their heirs, successors, Administrators, Executors, and Assigns. The parties agree that:


The Lessor hereby leases to the Lessee the following described premises located in the City Township Dover, County of Fulton, and State of Ohio:

PARKING: Paved Parking included with the leased premises shall be sufficient to accommodate 30 automobiles.
TERM: This lease shall be for the term of 5 years, Commencing on the 1st day of June, 1998, and terminating on the 30th day of May, 2003.
RENT: Lessee shall pay as rent, the total sum of $241,200, payable in equal monthly installments of $4,020.00, in advance, on the 1st day of each month, commencing June 1st, 1998.
SECURITY DEPOSIT: Lessee shall deposit the additional sum of $4,020.00, as security for Lessee's obligations under the terms of this lease.

CONDITION OF PREMISES: Unless otherwise specified herein, Lessee does hereby accept the premises in the condition they may be in at the commencement of the lease, subject to all defects therein, whether concealed or otherwise, except hidden defects known to Lessor and unknown to Lessee which would not be discoverable through a reasonable inspection by Lessee, and the release and forever discharge Lessor from any and all damages of every kind and nature arising hereunder. Lessee shall further indemnify and hold Lessor and the premises (and improvements thereon) harmless from all liens and all liability in any way arising out to the use or condition of the premises and the improvements thereon by the Lessee.


USE OF PREMISES: The leased premises are to be used for Light Metal Fabricating and Related Electronics Manufacturing and related purposes, and for no other purpose.

RESPONSIBILITIES OF LESSOR:
     1) Maintain and keep in proper repair any common areas not exclusively under the control of Lessee.


RESPONSIBLITIES OF LESSEE:
     1) Not attach, paint or inscribe any signs or structures on the roof or exterior walls of the building without written consent of Lessor, which consent shall not be unreasonably withheld.
     2) Keep sidewalks and parking areas free and clear of snow, ice and other obstructions to travel.
     3)   Maintain lawn areas.
     4) Permit Lessor or agents of Lessor ant reasonable times to enter the premises to examine the condition thereof and make such repairs or improvements necessary for the safety and preservation of the premises, or to exhibit the premises to prospective purchasers or tenants.
     5) Maintain plate glass insurance upon all glass installed in the leased premises or replace all broken glass at Lessee's expense.
     6) Hold Lessor harmless from any and all claims and demands by any person arising from the failure of Lessee to perform any obligation hereof.
     7) Not assign or transfer this lease or sublet the premises with out the written consent of Lessor, which consent shall not be unreasonably withheld.
     8) Repair all damage caused by the negligence of Lessee, its invitees or employees to the leased premises.
     9) Lessee will made all repairs to the interior of the premises, including, but not limited to, plumbing and electrical services and will save Lessor harmless from and against all liens, claims and damages by reason of any repairs or improvements which may be made by Lessee. Lessee shall repair heating and air conditioning units in its leased premises only. Lessor shall be responsible

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          for maintenance of the roof, building exterior, repair of parking areas, sidewalks and replacement of heating and air conditioning units, if necessary only.
     10) Surrender the premises at the end of the lease term in as good condition as the premises are, reasonable wear and tear, and unavoidable casualty excepted.

FIXTURES AND INTERIOR ALTERATIONS: Lessee shall make no changes in the construction of the building or any substantial alteration to the building interior without the written consent of Lessor. All improvements installed by Lessee, except for portable partitions and trade fixtures, shall be deemed permanent fixtures and the property of Lessor, unless otherwise agreed in writing by the parties.

UTILITY AND OTHER OPERATING EXPENSES: The party set forth below shall be responsible for the charges set forth, until Lessee shall surrender possession of the premises:


Lessee shall pay electrical charges
Lessee shall pay heat charges
Lessee shall pay water charges
Lessee shall pay real estate taxes and assessments
Lessee shall pay fire and building insurance
None shall pay XXXXXXXXXXXXXXX
DAMAGE TO PREMISES DURING LEASE TERM: In case the premises hereby leased shall be partially damaged by fire, but not rendered untenantable, the same shall be repaired with all proper speed at the expense of the Lessor. If the damage shall be so extensive that said premises are rendered unfit for occupancy by Lessee and if said damage can be repaired within a period of 90 days from the occurrence of said damage, then this lease shall continue in force, and it is expressly agreed between Lessor and Lessee if Lessor shall elect to repair the premises then the rent shall cease form the time of the occurrence and shall be payable from the date when such repairs are completed. If the damage can not be repaired with in 90 days, then this lease may be cancelled by either party.


HOLDOVER TENANCY: Should Lessee, with the express or implied consent of the Lessor, continue to hold and occupy the premises after the expiration of the term of this lease, such holding over beyond the term and the acceptance of term by Lessor, shall operate and be constructed as creating a tenancy from month to month, and not for any other term whatsoever. If the Lessor has a reasonable belief that Lessee has abandoned the premises, then the landlord may re-enter and take possession of the premises and utilize such remedies to which he is entitled in law or equity.


INSURANCE: Lessee shall maintain liability insurance in the minimum amount of $500,000.00 per person and $100,000.00 per accident. Lessee shall maintain fire and building insurance in the minimum amount of $360,000.00. Said coverage shall be reviewed annually, and if increased coverage is required Lessor shall be responsible for payment of any increase in the cost thereof.

Lessee shall not do or permit anything to be done in said premises, or bring or keep anything therein which will in any way increase the rate of fire insurance on said building; or obstruct or interfere with the rights of other tenants, or which conflict with the laws relating to fires, or with the regulations of the Fire Department or with any insurance policy upon said building or any part thereof, or conflict with any of the rules and ordinances of the Board of Health or Building Inspection Department, or which would in any other way be considered illegal.
In the event that any use by Lessee conflicts with any insurance policy upon the building or in any part thereof, or increases the rate of fire insurance, Lessee shall pay to Lessor the amount of any increased insurance premiums, if Lessor is responsible for payment of said premiums. WAIVER OF SUBROGATION:
Lessor agrees to cause each insurance policy carried by Lessor insuring the demised premises against loss by fire or other causes covered by the standard extended coverage endorsement, to be written in a manner so as to provide that the insurance company waives all right of recovery by way of subrogation against Lessee for any loss or damage covered by any such policy. Lessee shall not be liable to the Lessor or any other party for any loss or damage caused by fire or any of the risks enumerated in the standard extended coverage endorsement. Lessee agrees standard extended coverage endorsement, to be written in a manner so as to provide that the insurance company waives all right of

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recovery by way of subrogation against Lessor for any loss or damage covered by such policy, Lessor shall not be liable to the Lessee or any other party for any loss or damage caused by fire or any of the risks enumerated in the standard extended coverage endorsement.
SUBORDINATION: Lessor shall have the right at any time, and from time to time, to place upon the building and/or land on which the premises are a part, or upon any underlying leasehold estate, a mortgage or mortgages which shall be wholly prior to the right of Lessee under this lease, and Lessee will, upon demand, execute any and all instruments deemed necessary by Lessor to effectuate subordination of this Lease to such mortgage.
APPROPRIATION OR CONDEMNATION BY GOVERNMENTAL AUTHORITY: If the premises shall be appropriated or condemned by governmental authorities, each party shall be entitled to seek its respective remedy as provided by law.
REMEDIES IN EVENT OF DEFAULT BY LESSEE: If the rent, or any part thereof, shall at any time be in arrears and unpaid, with or without demand being made therefore, or if Lessee shall fail to keep and perform and observe any of the conditions of this lease, or if Lessee shall be adjudicated a Bankrupt or shall make an assignment for creditors, or if the interest of the Lessee herein shall be sold under execution, or other legal process, it shall be lawful for Lessor to enter into the premises the same as if the lease had not been made, and thereupon this lease, and everything herein contained on the part of said Lessor to be performed, shall cease and be void without prejudice, however, to the right of the Lessor to recover from Lessee all rent due up to the time of such entry. In case of such default and entry by Lessor, Lessor may re-let the premises for the remainder of the term for the highest rent obtainable and may recover from Lessee any deficiency between the amount obtained and the amount owed by the Lessee. No waiver by Lessor of any default or breach by Lessee of any obligation shall be construed to be a waiver of the rights of the Lessor to any remedy resulting from a future default or breach by Lessee of any of Lessee's obligations.
All notices and payments shall be made to Lessor at the following address:

         Fulton Development Company, Ltd.  (Address withheld)

         All notices to Lessee shall be addressed as follows:
         (Address withheld)
         RENEWAL OPTION:  Lessee shall have the right to renew its lease under the following terms:


     ADDITIONAL TERMS:     Attached hereto and made a part of this lease.

     LEASE IS A BINDING CONTRACT. IT IS RECOMMENDED THAT LESSOR AND LESSEE
           CONSULT AN ATTORNEY PRIOR TO SIGNING THIS LEASE.

Witness:                               David E. Ruth, Co-Managing Partner
/s/  Douglas Stallings                          /s/ David E. Ruth
----------------------                          -----------------
/s/  Jack H. Ruth                      Lessor - Fulton Development Company, Ltd.
----------------------                 Jack H. Ruth, Member
                                       Fulton Development Company, Ltd.

Witness:
/s/  Douglas Stallings
----------------------
/s/  Jack H. Ruth                      Jon Osborne, President
----------------------                 ----------------------
                                       Lessee - Osborne Manufacturing, Inc.

THIS LEASE IS THE ENTIRE AGREEMENT BETWEEN THE PARTIES.
STATE OF OHIO, LUCAS COUNTY,ss:
Before me appeared Dave Ruth & Jon Osborne who acknowledged that the execution of this lease was his free act and deed.

                                       /s/ Douglas E. Stallings
                                       ------------------------
                                       Douglas E. Stallings
                                       My commission has no expiration

This instrument was prepared by:
Both parties
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                        FULTON DEVELOPMENT COMPANY, LTD.

9306 County Road 14                                        Phone: (419) 335-7884
Wauseon, Ohio  43567                                       Fax:   (800) 535-9076
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                                ADDITIONAL TERMS

1. In a timely manner, the following alterations and improvements will be completed: (1) New separate toilets and washrooms, one for men and one for women, to meet Ohio State building codes. (2) Necessary repairs to the roof to make the roof weather tight.

2. In a timely manner, all exterior siding will be replaced and or painted, so as to present a clean, homogeneous appearance. At the earliest moment, an employee parking lot will be paved with the black top material to accommodate 30 automobiles on southside of building.

3. All overhead doors and service doors will be replaced or repaired to make the building accessible and secure.

4. All heaters will be reconditioned and repaired to meet Ohio State code.

5. Line AA in Topo drawing indicates an East/West line separating the property. All property South of line AA will be the responsibility of the Lessee to maintain with the exception of the existing pole building. This area is 1,202 acres more or less. Included as "Addendum A" attached hereto and made a part of this lease.

6. Unitrend, Inc. (Guarantor) will guaranty payment of Lessee as more completely stated in "Addendum B", attached hereto and made a part of this lease.

7. Electrical service identified in paragraph 9 of Lessee's responsibilities, which are the responsibility of Lessee, shall be limited to those electrical connections/conduits/switches from the inside transformer, to inward electrical needs, including the circuit breaker box and disconnects.

8. Lessor, in consideration of the Lessee's entering into this lease agreement, receipt of which is acknowledged by Lessor, grants to Lessee the exclusive tight and option to purchase the property described in the lease agreement based upon the following terms and conditions:
         a. Such purchase option shall become effective upon the first year anniversary of the renewal of the lease (the Lessee's sixth year of possession), and shall run continuously from year-to-year thereafter.
         b. In order to effectively exercise this purchase option, Lessee must provide written notice sent by certified mail to the Lessor's last known business address or listed statutory agent no more than 90 days prior nor less than 30 days prior to the yearly anniversary date of the renewal of the lease.
         c. The purchase price of the property shall be a price to be negotiated between the parties, with no payments under the lease being applied toward the purchase price of the property.
         d. Upon reaching an agreement as to the purchase price, a purchase agreement shall be created, reflecting the agreed-upon purchase price and other agreed-upon purchase terms.
         e. In the event the exercise of this option results in the sale of the property, Lessor agrees to convey the property to Lessee by warranty deed free and clear of all encumbrances except the taxes and assessments which under this lease are to be paid by Lessee.
         f. This purchase option shall be transferable to the Lessee's successors and assigns.

9. Real estate taxes and assessments which are the responsibility of the Lessee as defined in that paragraph of this lease pertaining to the division of responsibilities for utilities and other operating expenses between the parties shall be limited to those real property tax responsibilities based upon Lessee's

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proportion of overall use and access of the property. Attached hereto and made a part of this agreement is "Addendum C" which depicts the parties agreed-upon allotments of real estate tax responsibilities of the property based upon the Lessee's utilization of the property. Future taxes/assessments/reductions/credits which are utilizing the percentages derived from the numbers found for the appropriate categories shown therein.

10. Osborne Manufacturing, Inc. and/or Unitrend, Inc. shall be granted right of first refusal to purchase the property.

11. Lessor shall pay all proportional taxes and assessments which shall become due and payable up to date of commencement of lease.